                               September 24, 2002


Bell Boyd & Lloyd LLC
Three First National Plaza
Suite 3300
Chicago, Illinois 60602

     RE: Nuveen North Carolina Dividend Advantage Municipal Fund 3
         ---------------------------------------------------------

Ladies and Gentlemen:

     As special Massachusetts counsel for Nuveen North Carolina Dividend Advantage Municipal Fund 3 (the "Registrant"), we consent to the incorporation by reference of our opinion, filed with pre-effective amendment no. 1 to the Registrant's registration statement on Form N-2 on August 22, 2002.

     In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Very truly yours,


                                        /s/ BINGHAM McCUTCHEN LLP